                                    FORM T-1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             ---------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)
                                             --------

                             ---------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

           New York                                              13-3818954
(Jurisdiction of incorporation                                (I.R.S. employer
 if not a U.S. national bank)                                identification No.)

     114 West 47th Street                                        10036-1532
        New York, NY                                             (Zip Code)
    (Address of principal
      executive offices)

                             ---------------------

                       Dobson Communications Corporation
               (Exact name of obligor as specified in its charter)

           Oklahoma                                              73-1110531
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification No.)

         13439 North Broadway
          Oklahoma City, OK                                        73114
(Address of principal executive offices)                         (Zip Code)

                             ---------------------

                         11 3/4% Senior Notes due 2007
                       (Title of the indenture securities)

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                                    GENERAL

1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.


2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None


3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 AND 15:

     Dobson Communications Corporation currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1          --    Organization Certificate, as amended, issued by
                          the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration
                          No. 33-97056).

     T-1.2          --    Included in Exhibit T-1.1.

     T-1.3          --    Included in Exhibit T-1.1.



                                      -2-

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16.  LIST OF EXHIBITS
     (CONT'D)

     T-1.4          --    The By-Laws of United States Trust Company of
                          New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15,
                          1995 with the Commission pursuant to the Trust
                          Indenture Act of 1939, as amended by the Trust
                          Indenture Reform Act of 1990 (Registration
                          No. 33-97056).

     T-1.6          --    The consent of the trustee required by Section 321(b)
                          of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7          --    A copy of the latest report of condition of the
                          trustee pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of March 12, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 12th day of March, 1997.

UNITED STATES TRUST COMPANY
   OF NEW YORK, Trustee

By:  /s/ Louis P. Young
   ---------------------
     Louis P. Young
     Vice President



                                      -3-
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                                                                   EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                             New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
       OF NEW YORK


     /s/ Gerard F. Ganey
     -----------------------
By:  Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 1996
                                (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                              $   38,257
Short-Term Investments                                                   82,377
Securities, Available for Sale                                          861,975
Loans                                                                 1,404,930
Less: Allowance for Credit Losses                                        13,048
                                                                     ----------
      Net Loans                                                       1,391,882
Premises and Equipment                                                   60,012
Other Assets                                                            133,673
                                                                     ----------
      TOTAL ASSETS                                                   $2,568,176
                                                                     ----------
                                                                     ----------

LIABILITIES
Deposits:
      Non-Interest Bearing                                           $  466,849
      Interest Bearing                                                1,433,894
                                                                     ----------
        Total Deposits                                                1,900,743

Short-Term Credit Facilities                                            369,045
Accounts Payable and Accrued Liabilities                                143,604
                                                                     ----------
      TOTAL LIABILITIES                                              $2,413,392
                                                                     ----------
                                                                     ----------

STOCKHOLDER'S EQUITY
Common Stock                                                             14,995
Capital Surplus                                                          42,394
Retained Earnings                                                        98,402
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes                                       (1,007)
                                                                     ----------
TOTAL STOCKHOLDER'S EQUITY                                              154,784
                                                                     ----------
  TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                                               $2,568,176
                                                                     ----------
                                                                     ----------


I, Richard E. Brinkman, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

October 24, 1996